Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:
Marc S. Winkler
Interim Chief Financial Officer
Email: mwinkler@severnbank.com
Phone: 410.260.2000

Severn Bancorp, Inc. Announces Second Quarter Earnings

Annapolis, MD (July 26, 2019) – Severn Bancorp, Inc., (Nasdaq: SVBI) parent company of Severn Bank, today announced net income of $2.2 million for the three months ending June 30, 2019 versus $1.9 million for the same quarter in 2018. On a diluted per share basis, earnings were $0.17 versus $0.15 for the quarters ending June 30, 2019 and 2018, respectively.

Net income for the six months ending June 30, 2019 was $4.8 million versus $3.8 million for June 30, 2018, an increase of 26%. On a diluted per share basis, earnings were $0.37 versus $0.30 for the six months ending June 30, 2019 and 2018 respectively, an increase of 23%.

“Earnings are respectable again for the second quarter of this year,” stated Alan J. Hyatt, President and Chief Executive Officer. Mr. Hyatt continued, “We are pleased with the continued upward trajectory of the company’s earnings. Our quarterly results were boosted by increased residential mortgage production and a continued push on the commercial banking front. We have our sights set on building even deeper ties in the community and serving the residents and businesses with unrivaled personal local banking and service.”

Net interest income increased $918,000, an increase of 13% during the second quarter of 2019. Net interest income was $7.8 million for the three months ending June 30, 2019 versus $6.9 million during the second quarter of 2018. For the six months ending June 30, 2019, net interest income was $15.9 million versus $13.9 million for June 30, 2018, an increase of $2.0 million or 15%.

Non-interest income increased to $2.6 million from $2.1 million during the three months ending June 30, 2019. For the six months ending June 30, 2019 non-interest income increased by $1.0 million to $4.9 million from $3.9 million at June 30, 2018, or an increase of 26%. Growth in mortgage banking production and deposit fees for medical-use cannabis related accounts contributed to the increase non-interest income.

Non-interest expenses were $7.5 million for the three months ending June 30, 2019 versus $6.4 million for the same period in 2018. The increase is due to several factors, including: higher expenses for accounting and professional fees related to SOX Section 404 compliance, severance payment to the former CFO and higher commissions paid to mortgage loan officers and real estate brokers as a result of increased production in 2019.

For the six months ending June 30, 2019, non-interest expenses were $14.3 million versus $12.5 million for the same period in 2018. Several factors contributed to higher expenses, including accounting and professional fees related to SOX Section 404 compliance, severance payment to the former CFO and higher commissions paid to mortgage loan officers and real estate brokers as a result of increased production in 2019. In addition, contributing to the increase for the first six months of 2019 was higher occupancy costs and additional staffing as a result of the opening of the Lothian Branch in the second quarter of 2018 and the addition of the Frederick mortgage production office in the second quarter of 2018.

Total assets deceased $112 million to $862.1 million at June 30, 2019 from $974.2 million to December 31, 2018. The decrease in assets was primarily in federal funds and interest bearing deposits in other banks. Deposits and borrowed funds decreased $94.1 million and $25.0 million, respectively from December 31, 2018 to June 30, 2019. The decrease in deposits was the result of short term, medical-use cannabis related funds that account holders maintained at Severn Bank prior to pursuing to investment opportunities. Management was aware of the short term nature of certain medical-use cannabis related deposits and offset those funds by maintaining short term liquidly to meet any deposit outflows.

About Severn Bank: Founded in 1946, Severn is a full-service community bank offering a wide array of personal and commercial banking products as well as residential and commercial mortgage lending. It has assets of $862 million and six branches located in Annapolis, Edgewater, Severna Park, Lothian/Wayson’s Corner and Glen Burnie, Maryland. The bank specializes in exceptional customer service and holds itself and its employees to a high standard of community contribution. Severn is on the Web at www.severnbank.com.

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Forward Looking Statements

In addition to the historical information contained herein, this press release contains forward-looking statements that involve risks and uncertainties that may be affected by various factors that may cause actual results to differ materially from those in the forward-looking statements. The forward-looking statements contained herein include, but are not limited to, those with respect to management’s determination of the amount of loan loss reserve and statements about the economy. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “could,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” and similar expressions are typically used to identify forward-looking statements. Severn’s operations and actual results could differ significantly from those discussed in the forward-looking statements. Some of the factors that could cause or contribute to such differences include, but are not limited to, changes in the economy and interest rates both in the nation and in Severn’s general market area, federal and state regulation, competition and other factors detailed from time to time in Severn’s filings with the Securities and Exchange Commission (the “SEC”), including “Item 1A. Risk Factors” contained in Severn’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Severn Bancorp, Inc.
Consolidated Balance Sheet
(dollars in thousands, except per share data)
(Unaudited)

	June 30, 2019	December 31, 2018	$ Change	% Change
Balance Sheet Data:

ASSETS
Cash	$3,644	$2,880	$764	27%
Federal funds and interest bearing deposits in other banks	73,693	185,460	(111,767)	-60%
Certificates of deposit held as investment	7,540	8,780	(1,240)	-14%
Investment securities available for sale, at fair value	11,031	11,978	(947)	-8%
Investment securities held to maturity	33,562	38,912	(5,350)	-14%
Loans held for sale, at fair value	17,987	9,686	8,301	86%
Loans receivable	679,573	682,349	(2,776)	0%
Allowance for loan losses	(8,093)	(8,044)	(49)	1%
Accrued interest receivable	2,605	2,848	(243)	-9%
Foreclosed real estate, net	1,430	1,537	(107)	-7%
Premises and equipment, net	22,452	22,745	(293)	-1%
Restricted stock investments	2,857	3,766	(909)	-24%
Bank owned life insurance	5,303	5,225	78	1%
Deferred income taxes, net	2,167	2,363	(196)	-8%
Prepaid expenses and other assets	6,361	3,748	2,613	70%

	$862,112	$974,233	$(112,121)	-12%

LIABILITIES AND STOCKHOLDERS EQUITY
Deposits	$685,416	$779,506	$(94,090)	-12%
Borrowings	48,500	73,500	(25,000)	-34%
Subordinated debentures	20,619	20,619	-	0%
Accounts payable and accrued expenses	4,886	2,155	2,731	127%

Total Liabilities	$759,421	$875,780	(116,359)	-13%

Preferred stock	-	-	-	-
Common stock	128	128	-	0%
Additional paid-in capital	65,696	65,538	158	0%
Retained earnings	36,878	32,860	4,018	12%
Accumulated comprehensive income (loss)	(11)	(73)	62	-85%

Total Stockholders' Equity	102,691	98,453	4,238	4%

	$862,112	$974,233	$(112,121)	-12%

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Quarterly income statement results:	Three Months Ended June 30,
	2019	2018	$ Change	% Change

Interest Income

Interest on loans	$9,226	$8,516	$710	8%
Interest on securities	241	307	(66)	-21%
Other interest income	757	178	579	325%

Total interest income	10,224	9,001	1,223	14%

Interest Expense

Interest on deposits	1,898	1,274	624	49%
Interest on long term borrowings	481	800	(319)	-40%

Total interest expense	2,379	2,074	305	15%

Net interest income	7,845	6,927	918	13%

Provision for (reversal of) loan losses	-	-	-	-

Net interest income after provision for (reversal of) loan losses	7,845	6,927	918	13%

Noninterest Income

Mortgage-banking revenue	1,087	635	452	71%
Real Estate Commissions	378	360	18	5%
Real Estate Management Fees	162	187	(25)	-13%
Other noninterest income	988	886	102	12%

Total noninterest income	2,615	2,068	547	26%

Net interest income plus noninterest income after provision for (reversal of) loan losses	10,460	8,995	1,465	16%

Noninterest Expense

Compensation and related expenses	4,909	4,420	489	11%
Net Occupancy & Depreciation	389	391	(2)	-1%
Net Costs of Foreclosed Real Estate	24	(18)	42	-233%
Other	2,191	1,560	631	40%

Total noninterest expense	7,513	6,353	1,160	18%

Income before income tax provision	2,947	2,642	305	12%

Income tax provision	771	724	47	6%

Net income	$2,176	$1,918	$258	13%
Net income available to common shareholders	$2,176	$1,918	$258	13%

Severn Bancorp, Inc.
Consolidated Income Statement
(dollars in thousands, except per share data)
(Unaudited)

Year-to-Date income statement results:	Six Months Ended June 30,
	2019	2018	$ Change	% Change

Interest Income

Interest on loans	$18,393	$16,887	$1,506	9%
Interest on securities	500	627	(127)	-20%
Other interest income	1,874	364	1,510	415%

Total interest income	20,767	17,878	2,889	16%

Interest Expense

Interest on deposits	3,767	2,407	1,360	57%
Interest on long term borrowings	1,070	1,560	(490)	-31%

Total interest expense	4,837	3,967	870	22%

Net interest income	15,930	13,911	2,019	15%

Provision for (reversal of) loan losses	-	-	-	-

Net interest income after provision for (reversal of) loan losses	15,930	13,911	2,019	15%

Noninterest Income

Mortgage-banking revenue	1,807	1,230	577	47%
Real Estate Commissions	860	745	115	15%
Real Estate Management Fees	326	370	(44)	-12%
Other noninterest income	1,882	1,516	366	24%

Total noninterest income	4,875	3,861	1,014	26%

Net interest income plus noninterest income after provision for (reversal of) loan losses	20,805	17,772	3,033	17%

Noninterest Expense

Compensation and related expenses	9,434	8,698	736	8%
Net Occupancy & Depreciation	804	735	69	9%
Net Costs of Foreclosed Real Estate	149	14	135	964%
Other	3,876	3,053	823	27%

Total noninterest expense	14,263	12,500	1,763	14%

Income before income tax provision	6,542	5,272	1,270	24%

Income tax provision	1,757	1,469	288	20%

Net income	$4,785	$3,803	$982	26%
Net income available to common shareholders	$4,785	$3,733	$1,052	28%

Severn Bancorp, Inc.
Selected Financial Data
(dollars in thousands, except per share data)
(Unaudited)

	Six Months Ended June 30, 2019		Three Months Ended June 30, 2019
	2019	2018	2019	2018
Per Share Data:				.
Basic earnings per share	$0.37	$0.30	$0.17	$0.15
Diluted earnings per share	$0.37	$0.30	$0.17	$0.15
Average basic shares outstanding	12,774,191	12,463,132	12,775,123	12,684,711
Average diluted shares outstanding	12,859,980	12,559,069	12,862,291	12,781,037

Performance Ratios:
Return on average assets	1.04%	0.95%	0.95%	0.95%
Return on average equity	9.50%	9.04%	8.56%	8.12%
Net interest margin	3.60%	3.62%	3.55%	3.57%
Efficiency ratio*	67.83%	70.26%	71.59%	71.23%

	June 30, 2019	December 31, 2018
Asset Quality Data:
Non-accrual loans	$4,887	$4,656
Foreclosed real estate	1,430	1,537
Total non-performing assets	6,317	6,193
Total non-accrual loans to total loans	0.7%	0.7%
Total non-accrual loans to total assets	0.6%	0.5%
Allowance for loan losses	8,093	8,044
Allowance for loan losses to total loans	1.2%	1.2%
Allowance for loan losses to total non-accrual loans	165.6%	172.8%
Total non-performing assets to total assets	0.7%	0.6%
Non-accrual troubled debt restructurings (included above)	422	446
Performing troubled debt restructurings	10,537	10,698
Loan to deposit ratio	99.1%	87.5%

*	This non-GAAP financial measure is calculated as noninterest expenses less OREO expenses divided by net interest income plus noninterest income